Exhibit 99.1

ZimVie Reports Third Quarter 2023 Financial Results and Provides Update to Annual Guidance

•	Third Party Net Sales of $202.9 million

•	Net Loss of ($5.1) million; Net Loss Margin of (2.5%); Adjusted Net Income[1] of $2.2 million

•	Diluted EPS of ($0.19); Adjusted Diluted EPS[1] of $0.08

•	Adjusted EBITDA[1] of $25.8 million; Adjusted EBITDA margin[1] of 12.7%

•	Ending cash balance of $75.4M as of September 30, 2023

WESTMINSTER, Colorado, November 1, 2023 (GLOBE NEWSWIRE) – ZimVie Inc. (Nasdaq: ZIMV), a global life sciences leader in the dental and spine markets, today reported financial results for the third quarter ended September 30, 2023. Management will host a corresponding conference call today, November 1, 2023, at 4:30 p.m. Eastern Time.

“In the third quarter, we continued to make progress on our innovation platform as we work to actively reshape our portfolio and further penetrate into the markets with the best long-term growth potential,” said Vafa Jamali, President and Chief Executive Officer. “In parallel, we are improving our operating efficiency and working to increase our cash position.”

Third Quarter 2023 Financial Results

Third party net sales for the third quarter of 2023 were $202.9 million, a decrease of (4.9%) on a reported basis and (5.0%) on a constant currency[1] basis, versus the third quarter of 2022. Third party dental sales of $105.3 million grew 0.2% on a reported basis and declined (1.2%) on a constant currency[1] basis, primarily driven by one less selling day in the third quarter of 2023 versus the third quarter of 2022 impacting global dental sales by (1.6%). Third party spine sales of $97.6 million decreased by ($10.6) million, or (9.8%) on a reported basis and (8.9%) on a constant currency[1] basis, primarily driven by continued competitive pressures, lower net sales due to our exit of spine products activities in China impacting global spine sales by (2.6%), and one less selling day impacting global spine sales by (1.4%).

Net loss for the third quarter of 2023 was ($5.1) million, a change of ($5.9) million versus net income of $0.8 million in the third quarter of 2022, and as a percentage of third party net sales was (2.5%). The increase in net loss was primarily due to lower net sales and higher cost of products sold in the spine products category due to the release of a spin-related contingent liability in the prior year, partially offset by operating expense savings in the dental and spine product categories from the announced restructuring and other cost reduction initiatives.

Adjusted net income[1] for the third quarter of 2023 was $2.2 million, a decrease of ($10.7) million versus the same prior year period.

Basic and diluted EPS were ($0.19) and adjusted diluted EPS[1] was $0.08 for the third quarter of 2023. Weighted average shares outstanding for basic and adjusted diluted EPS were 26.5 million and 27.0 million, respectively.

Adjusted EBITDA[1] for the third quarter of 2023 was $25.8 million, or 12.7% of third party net sales, a decrease of ($3.6) million and 110 basis points, respectively, from the third quarter of 2022, primarily driven by lower net sales and higher cost of products sold, partially offset by restructuring-related operating expense savings, as cited above.

Cash and cash equivalents at the end of the third quarter of 2023 were $75.4 million and reflect the prepayment of principal debt payments through the third quarter of 2024.

Full Year 2023 Financial Guidance:

Projected Year Ending December 31, 2023	Prior Guidance	Guidance
Net Sales	$850M to $870M	$860M to $870M
Adjusted EBITDA Margin[2]	13.5% to 14.0%	13.5% to 14.0%
Adjusted EPS[2]	$0.50 to $0.70	$0.60 to $0.70

[1]	This is a non-GAAP financial measure. Refer to “Note on Non-GAAP Financial Measures” and the reconciliations in this release for further information.
[2]

This is a non-GAAP financial measure for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. Refer to “Forward-Looking Non-GAAP Financial Measures” in this release, which identifies the information that is unavailable without unreasonable efforts and provides additional information. It is probable that this forward-looking non-GAAP financial measure may be materially different from the corresponding GAAP financial measure.

Financial Information

The financial information included in this release for periods prior to March 1, 2022 is derived from the financial statements and records of the dental and spine businesses of Zimmer Biomet due to the fact that during such periods, ZimVie was still a wholly-owned subsidiary of, and operated under those businesses of, Zimmer Biomet.

Conference Call

ZimVie will host a conference call today, November 1, 2023, at 4:30 p.m. ET to discuss its third quarter 2023 financial results. To access the call, please register online at https://investor.zimvie.com/events-presentations/event-calendar. A live and archived audio webcast will also be available on this site.

About ZimVie

ZimVie is a global life sciences leader in the dental and spine markets that develops, manufactures, and delivers a comprehensive portfolio of products and solutions designed to support dental tooth replacement and restoration procedures and treat a wide range of spine pathologies. In March 2022 the company became an independent, publicly traded spin-off of the dental and spine business units of Zimmer Biomet to breathe new life, dedicated energy, and strategic focus to its portfolio of trusted brands and products. From its headquarters in Westminster, Colorado, and additional facilities around the globe, the company serves customers in over 70 countries worldwide with a robust offering of dental and spine solutions including differentiated product platforms supported by extensive clinical evidence. For more information about ZimVie, please visit us at www.ZimVie.com. Follow @ZimVie on Twitter, Facebook, LinkedIn, or Instagram.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Adjusted EBITDA is a non-GAAP financial measure provided in this release for certain periods, and is calculated by excluding certain items from net loss on a GAAP basis, as detailed in the reconciliations presented later in this press release. Adjusted EBITDA margin is Adjusted EBITDA divided by third party net sales for the applicable period.

Sales change information in this release is presented on a GAAP (reported) basis and on a constant currency basis. Constant currency percentage changes exclude the effects of foreign currency exchange rates. They are calculated by translating current and prior-period sales at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases.

Net loss and diluted loss per share in this release are presented on a GAAP (reported) basis and on an adjusted basis. Adjusted net income and adjusted diluted earnings per share exclude the effects of certain items, which are detailed in the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures presented later in this press release.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included in this press release.

Management uses non-GAAP financial measures internally to evaluate the performance of the business. Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the company. Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations. The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures.

Forward-Looking Non-GAAP Financial Measures

This press release also includes certain forward-looking non-GAAP financial measures for the year ending December 31, 2023. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. For example, the timing of certain transactions is difficult to predict because management’s plans may change. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including, among others, any statements about our expectations, plans, intentions, strategies, or prospects. We generally use the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “would,” “predicts,” “potential,” “strategy,” “future,” “opportunity,” “work toward,” “intends,” “guidance,” “confidence,” “positioned,” “design,” “strive,” “continue,” “track,” “look forward to,” “optimistic” and similar expressions to identify forward-looking statements. All statements other than statements of historical or current fact are, or may be deemed to be forward-looking statements. Such statements are based upon the current beliefs, expectations, and assumptions of management and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; pricing pressures from competitors, customers, dental practices and insurance providers; changes in customer demand for our products and services caused by demographic changes or other factors; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration and foreign government regulators, such as more stringent requirements for regulatory clearance of products; competition; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors; cost containment efforts sponsored by government agencies, legislative bodies, the private sector and healthcare group purchasing organizations, including the volume-based procurement process in China; control of costs and expenses; dependence on a limited number of suppliers for key raw materials and outsourced activities; the ability to obtain and maintain adequate intellectual property protection; breaches or failures of our information technology systems or products, including by cyberattack, unauthorized access or theft; the ability to retain the independent agents and distributors who market our products; our ability to attract, retain and develop the highly skilled employees we need to support our business; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; a determination by the Internal Revenue Service that the distribution or certain related transactions should be treated as taxable transactions; financing transactions undertaken in connection with the separation and risks associated with additional indebtedness; the impact of the separation on our businesses and the risk that the separation and the results thereof may be more difficult, time-consuming and/or costly than expected, which could impact our relationships with customers, suppliers, employees and other business counterparties; restrictions on activities following the distribution in order to preserve the tax-free treatment of the distribution; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union rules on state aid, or examinations by tax authorities; product liability, intellectual property and commercial litigation losses; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including inflation and interest rate and currency exchange rate fluctuations; the effects of the COVID-19 global pandemic and other adverse public health developments on the global economy, our business and operations and the business and operations of our suppliers and customers, including the deferral of elective procedures and our ability to collect accounts receivable; and the impact of the ongoing financial and political uncertainty on countries in the Euro zone on the ability to collect accounts receivable in affected countries. You are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Contact Information:

ZimVie

Laura Driscoll ● Laura.Driscoll@ZimVie.com

(774) 284-1606

Investor Contact Information:

Gilmartin Group LLC

Marissa Bych ● Marissa@gilmartinir.com

ZIMVIE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net Sales
Third Party, net	$202,872	$213,274	$652,856	$681,323
Related Party, net	—	1,303	339	3,419

Total Net Sales	202,872	214,577	653,195	684,742
Cost of products sold, excluding intangible asset amortization	(65,248)	(58,311)	(210,466)	(223,332)
Related party cost of products sold, excluding intangible asset amortization	—	(1,319)	(328)	(3,177)
Intangible asset amortization	(20,615)	(19,357)	(61,787)	(60,178)
Research and development	(11,457)	(14,502)	(40,062)	(47,437)
Selling, general and administrative	(117,354)	(129,345)	(373,801)	(389,509)
Restructuring and other cost reduction initiatives	(2,432)	(689)	(15,851)	(6,486)
Acquisition, integration, divestiture and related	(1,945)	(7,727)	(5,024)	(25,455)

Operating Expenses	(219,051)	(231,250)	(707,319)	(755,574)

Operating Loss	(16,179)	(16,673)	(54,124)	(70,832)
Other (expense) income, net	(65)	615	(372)	977
Interest expense, net	(9,208)	(6,242)	(27,180)	(11,847)

Loss Before Income Taxes	(25,452)	(22,300)	(81,676)	(81,702)
Income tax benefit	20,363	23,131	23,246	48,165

Net (Loss) Income	($5,089)	$831	($58,430)	($33,537)

(Loss) Income Per Common Share - Basic	($0.19)	$0.03	($2.21)	($1.29)
(Loss) Income Per Common Share - Diluted	(0.19)	0.03	(2.21)	(1.29)

ZIMVIE INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except per share data)

	As of
	September 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$75,449	$89,601
Accounts receivable, net of allowance for credit losses of $15,012 and $15,026, respectively	153,947	168,961
Related party receivable	—	8,483
Inventories	213,738	233,854
Prepaid expenses and other current assets	54,481	36,964

Total Current Assets	$497,615	$537,863
Property, plant and equipment, net of accumulated depreciation of $395,857 and $392,888, respectively	121,431	148,439
Goodwill	259,138	259,999
Intangible assets, net	591,465	654,965
Other assets	38,272	40,790

Total Assets	$1,507,921	$1,642,056

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$51,313	$43,998
Related party payable	—	13,176
Income taxes payable	1,769	14,356
Other current liabilities	118,135	145,779

Total Current Liabilities	$171,217	$217,309
Deferred income taxes	85,909	98,062
Lease liability	17,301	22,287
Other long-term liabilities	7,762	13,561
Non-current portion of debt	515,533	532,233

Total Liabilities	$797,722	$883,452

Stockholders’ Equity:
Common stock, $0.01 par value, 150,000 shares authorized Shares, issued and outstanding, of 26,534 and 26,222, respectively	$265	$262
Preferred stock, $0.01 par value, 15,000 shares authorized, 0 shares issued and outstanding	—	—
Additional paid in capital	913,980	897,028
Accumulated deficit	(105,962)	(47,532)
Accumulated other comprehensive loss	(98,084)	(91,154)

Total Stockholders’ Equity	$710,199	$758,604

Total Liabilities and Stockholders’ Equity	$1,507,921	$1,642,056

ZIMVIE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	For the Nine Months Ended September 30,
	2023	2022
Cash flows provided by operating activities:
Net loss	$(58,430)	$(33,537)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	95,088	92,469
Share-based compensation	16,129	24,982
Deferred income tax provision	(11,967)	(51,775)
Loss on disposal of fixed assets	2,411	2,817
Other non-cash items	2,762	900
Changes in operating assets and liabilities
Income taxes	(34,061)	(113)
Accounts receivable	13,019	(18,408)
Related party receivable	8,483	(14,418)
Inventories	18,246	13,400
Prepaid expenses and other current assets	4,187	(18,534)
Accounts payable and accrued liabilities	(18,216)	12,562
Related party payable	(13,177)	24,172
Other assets and liabilities	(8,780)	(989)

Net cash provided by operating activities	$15,694	$33,528

Cash flows used in investing activities:
Additions to instruments	(4,341)	(9,671)
Additions to other property, plant and equipment	(5,340)	(11,483)
Other investing activities	(2,762)	(1,950)

Net cash used in investing activities	$(12,443)	$(23,104)

Cash flows (used in) provided by financing activities:
Net transactions with Zimmer Biomet	—	6,920
Dividend paid to Zimmer Biomet	—	(540,567)
Proceeds from debt	4,760	595,000
Payments on debt	(22,291)	(41,012)
Debt issuance costs	—	(5,170)
Payments related to tax withholding for share-based compensation	(419)	—
Proceeds from stock option activity	1,167	—
Other financing activities	—	37

Net cash (used in) provided by financing activities	$(16,783)	$15,208

Effect of exchange rates on cash and cash equivalents	(620)	(10,023)

(Decrease) increase in cash and cash equivalents	$(14,152)	$15,609
Cash and cash equivalents, beginning of year	89,601	100,399

Cash and cash equivalents, end of period	$75,449	$116,008

Supplemental cash flow information:
Income taxes paid, net	$19,090	$9,189
Interest paid	26,198	9,467
Derecognition of right-of-use assets	—	(14,174)
Derecognition of lease liabilities	—	15,303

SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Total Net Sales by Segment and Region (in thousands)

	For the Three Months Ended September 30,
	2023	2022	Change (%)	Foreign Exchange Impact %	Constant Currency % Change
United States[1]	$65,003	$66,699	-2.5%	—	-2.5%
International	40,308	38,422	4.9%	3.7%	1.2%

Total Dental Net Sales	105,311	105,121	0.2%	1.4%	-1.2%
United States[1]	78,297	87,146	-10.2%	—	-10.2%
International	19,264	21,007	-8.3%	-4.7%	-3.6%

Total Spine Net Sales	97,561	108,153	-9.8%	-1.0%	-8.9%

Total Third Party Net Sales	202,872	213,274	-4.9%	0.2%	-5.0%

Related Party Net Sales	—	1,303	-100.0%	—	—

Total Net Sales	$202,872	$214,577	-5.5%	-0.4%	-5.0%

	For the Nine Months Ended September 30,
	2023	2022	Change (%)	Foreign Exchange Impact %	Constant Currency % Change
United States[1]	$204,173	$205,191	-0.5%	—	-0.5%
International	139,957	138,648	0.9%	-1.0%	1.9%

Total Dental Net Sales	344,130	343,839	0.1%	-0.4%	0.5%
United States[1]	245,816	266,515	-7.8%	—	-7.8%
International	62,910	70,969	-11.4%	-2.6%	-8.7%

Total Spine Net Sales	308,726	337,484	-8.5%	-0.6%	-8.0%

Total Third Party Net Sales	652,856	681,323	-4.2%	-0.6%	-3.7%

Related Party Net Sales	339	3,419	-90.1%	—	—

Total Net Sales	$653,195	$684,742	-4.6%	-0.9%	-3.7%

[1]	United States sales include sales made in Puerto Rico.

Reconciliation of Adjusted EBITDA (in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net Sales
Third Party, net	$202,872	$213,274	$652,856	$681,323
Related Party, net	—	1,303	339	3,419

Total Net Sales	$202,872	$214,577	$653,195	$684,742

Net (Loss) Income	($5,089)	$831	($58,430)	($33,537)
Interest expense, net	9,208	6,242	27,180	11,847
Income tax benefit	(20,363)	(23,131)	(23,246)	(48,165)
Depreciation and amortization	30,500	29,787	95,088	92,054

EBITDA	14,256	13,729	40,592	22,199
Share-based compensation	5,473	5,288	16,129	25,917
Restructuring and other cost reduction initiatives[1]	2,432	689	15,851	6,486
Acquisition, integration, divestiture and related[2]	1,945	7,727	5,024	25,455
Related party loss (income)	—	16	(11)	(242)
European medical device regulation[3]	858	2,279	5,712	6,554
Pre vs. post-spin cost structure differences[4]	—	—	—	5,271
Other charges[5]	881	(349)	3,657	2,850

Adjusted EBITDA	$25,845	$29,379	$86,954	$94,490

Net (Loss) Income Margin[6]	-2.5%	0.4%	-8.9%	-4.9%
Adjusted EBITDA Margin[7]	12.7%	13.8%	13.3%	13.9%

[1]

In April 2023, we instituted restructuring activities to better position our organization for future success based on the current business environment, and in July 2023, we continued these activities and took additional actions. The expenses incurred under this plan were primarily related to severance and professional fees. In June 2022 and November 2022, we instituted restructuring plans and the expenses incurred under these plans were primarily related to employee termination benefits and the exit of our spine products operations in China because of an unsuccessful volume-based procurement program bid. We also incurred expenses in 2022 from the Zimmer Biomet instituted restructuring plans in the fourth quarters of 2019 and 2021 and the restructuring costs we incurred under those plans were primarily related to employee termination benefits, contract terminations and retention period compensation and benefits.

[2]

Acquisition, integration, divestiture, and related expenses include costs incurred to prepare for and complete the separation from our former parent (such as professional fees, transition services agreements, costs to stand up our corporate organization and infrastructure), changes in the fair value of contingent consideration for acquisitions closed prior to the separation date and costs related to the evaluation of strategic options for our portfolio. For the three months ended September 30, 2023 and 2022, acquisition, integration, divestiture and related expenses consisted of costs related to the evaluation of strategic options for our portfolio ($1.5 million and $0, respectively), separation-related rebranding costs ($0.3 million and $0.3 million, respectively), separation-related professional fees ($0.1 million and $3.7 million, respectively), separation-related lease costs (negligible and $2.6 million, respectively), separation-related employee costs (negligible and $0.8 million, respectively) and other charges ($0.1 million and $0.4 million, respectively). For the nine months ended September 30, 2023 and 2022, acquisition, integration, divestiture and related expenses consisted of separation-related professional fees ($2.1 million and $10.9 million, respectively), costs related to the evaluation of strategic options for our portfolio ($1.5 million and $0, respectively), separation-related employee costs (negligible and $5.0 million, respectively), separation-related lease costs (negligible and $3.2 million, respectively), separation-related rebranding costs ($0.5 million and $0.8 million, respectively), contingent consideration charges ($0 and $2.8 million, respectively) and other charges ($0.9 million and $2.8 million, respectively).

[3]	Expenses incurred for initial compliance with the European Union (“EU”) Medical Device Regulation (“MDR”) for previously-approved products.
[4]

Reflects certain items captured in the GAAP carve-out financial statements that have not continued post-spin, including, but not limited to, facilities that did not convey with ZimVie in the spin, redundant personnel costs incurred as a result of the spin, and the difference between the pre-spin allocations of Zimmer Biomet’s corporate costs in accordance with GAAP, versus the expected post-spin corporate costs for ZimVie.

[5]

The 2022 amounts represent expenses captured through allocations made for purposes of the GAAP carve-out financial statement results. The 2023 amounts represent inventory write-offs resulting from restructuring activities and property, plant, and equipment step-up amortization from prior acquisitions.

[6]	Net (Loss) Income Margin is calculated as Net (Loss) Income divided by third party net sales for the applicable period.
[7]	Adjusted EBITDA Margin is Adjusted EBITDA divided by third party net sales for the applicable period.

Reconciliation of Adjusted Net Income (Loss) and Adjusted EPS (in thousands, except per share data)

	For the Three Months Ended September 30, 2023
	Net Sales	Cost of products sold, excluding intangible asset amortization	Operating expenses, excluding cost of products sold	Operating (Loss) Income	Net (Loss) Income	Diluted EPS
Reported	$202,872	$(65,248)	$(153,803)	$(16,179)	$(5,089)	$(0.19)
Restructuring and other cost reduction initiatives[1]	—	—	2,432	2,432	2,432	$0.09
Acquisition, integration, divestiture and related[2]	—	—	1,945	1,945	1,945	$0.07
European medical device regulation[3]	—	—	858	858	858	$0.03
Other charges[4]	—	791	778	1,569	1,569	$0.06
Intangible asset amortization	—	—	20,615	20,615	20,615	$0.78
Spin-related share-based compensation expense[5]	—	—	1,000	1,000	1,000	$0.04
Tax effect of above adjustments & other[6]	—	—	—	—	(21,134)	$(0.80)

Adjusted	$202,872	$(64,457)	$(126,175)	$12,240	$2,196	$0.08

	For the Three Months Ended September 30, 2022
	Net Sales	Cost of products sold, excluding intangible asset amortization	Operating expenses, excluding cost of products sold	Operating (Loss) Income	Net (Loss) Income	Diluted EPS
Reported	$214,577	$(59,630)	$(171,620)	$(16,673)	$831	$0.03
Restructuring and other cost reduction initiatives[1]	—	—	689	689	689	$0.03
Acquisition, integration, divestiture and related[2]	—	—	7,727	7,727	7,727	$0.30
European medical device regulation[3]	—	—	2,279	2,279	2,279	$0.09
Other charges[4]	—	—	(349)	(349)	(349)	$(0.01)
Intangible asset amortization	—	—	19,357	19,357	19,357	$0.74
Related party	(1,303)	1,319	—	16	16	$0.00
Spin-related share-based compensation expense[5]	—	—	1,000	1,000	1,000	$0.04
Tax effect of above adjustments & other[6]	—	—	—	—	(12,929)	$(0.49)
Favorable Puerto Rico tax ruling	—	—	—	—	(5,712)	$(0.22)

Adjusted	$213,274	$(58,311)	$(140,917)	$14,046	$12,909	$0.49

[1]

In April 2023, we instituted restructuring activities to better position our organization for future success based on the current business environment, and in July 2023, we continued these activities and took additional actions. The expenses incurred under this plan were primarily related to severance and professional fees. In June 2022 and November 2022, we instituted restructuring plans and the expenses incurred under these plans were primarily related to employee termination benefits and the exit of our spine products operations in China because of an unsuccessful VBP bid. We also incurred expenses in 2022 from the Zimmer Biomet instituted restructuring plans in the fourth quarters of 2019 and 2021 and the restructuring costs we incurred under those plans were primarily related to employee termination benefits, contract terminations and retention period compensation and benefits.

[2]

Acquisition, integration, divestiture, and related expenses include costs incurred to prepare for and complete the separation from our former parent (such as professional fees, transition services agreements, costs to stand up our corporate organization and infrastructure), changes in the fair value of contingent consideration for acquisitions closed prior to the separation date and costs related to the evaluation of strategic options for our portfolio. For the three months ended September 30, 2023 and 2022, acquisition, integration, divestiture and related expenses consisted of costs related to the evaluation of strategic options for our portfolio ($1.5 million and $0, respectively), separation-related rebranding costs ($0.3 million and $0.3 million, respectively), separation-related professional fees ($0.1 million and $3.7 million, respectively), separation-related lease costs (negligible and $2.6 million, respectively), separation-related employee costs (negligible and $0.8 million, respectively) and other charges ($0.1 million and $0.4 million, respectively). For the nine months ended September 30, 2023 and 2022, acquisition, integration, divestiture and related expenses consisted of separation-related professional fees ($2.1 million and $10.9 million, respectively), costs related to the evaluation of strategic options for our portfolio ($1.5 million and $0, respectively), separation-related employee costs (negligible and $5.0 million, respectively), separation-related lease costs (negligible and $3.2 million, respectively), separation-related rebranding costs ($0.5 million and $0.8 million, respectively), contingent consideration charges ($0 and $2.8 million, respectively) and other charges ($0.9 million and $2.8 million, respectively).

[3]	Expenses incurred for initial compliance with the European Union (“EU”) Medical Device Regulation (“MDR”) for previously-approved products.
[4]

The 2022 amounts represent expenses captured through allocations made for purposes of the GAAP carve-out financial statement results. The 2023 amounts represent inventory write-offs resulting from restructuring activities and property, plant, and equipment step-up amortization from prior acquisitions.

[5]	Spin-related share-based compensation expense from grants provided due to the successful separation from Zimmer Biomet.
[6]

Reflects the tax effect of the adjustments from reported to adjusted, as well as an adjustment for management’s expectation of ZimVie’s statutory tax rate based on current tax law and adjusted pre-tax income.